Exhibit 99.1

ChipMOS TECHNOLOGI ES

(Bermuda) LTD.

Electronic Voting Instructions

Available 24 hours a day, 7 days a weekl

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on ____________ , 2016.

Submit Proxy by Internet

•	Go to www. .com

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in ☒

this example. Please do not write outside the designated areas.

▼	IF YOU HAVE NOT SUBMITIED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTIOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals -The Board of Directors recommends a vote for the following proposals, each of which is described in detail in the proxy statement of ChipMOS TECHNOLOGI ES (Bermuda) LTD., dated _________, 2016.

1. To approve the Merger and the Merger Agreement.	For	Against	Abstain

☐	☐	☐

2.To authorize any one or more directors of the Company to do all things necessary to carry out Proposal 1.	For ☐	Against ☐	Abstain ☐

3. To approve the adjournment of the Special General Meeting of Shareholders as the chairman of the meeting determines in accordance with the bye-laws to allow the Company to solicit additional proxies if there are insufficient proxies received at the time of the Special General Meeting of Shareholders to approve the Merger Agreement and the Bermuda Merger Agreement and the proxies received represent a greater number of votes in favor of Proposal 1 than against Proposal 1.

				For ☐	Against ☐	Abstain ☐

Non-Voting Items

Change of Address - Please print new address below	Comments - Please print your comments below.

Authorized Signatures -This section must be completed for your vote to be counted. - Date and Sign Below

Please sign as your name appears on the registered books of the corporation. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

▼	IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - ChipMOS TECHNOLOGI ES (Bermuda) LTD.

This proxy is solicited on behalf of the Board of Directors

 For the Special General Meeting of Shareholders to be held on _______ , 2016

The undersigned, revoking all previous proxies, appoints Mr. Shih-Jye Cheng, Mr. Shou-Kang Chen and Ms. Yu-Chiao Su, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned, to represent the undersigned at the Special

General Meeting of Shareholders of ChipMOS TECHNOLOGIES (Bermuda) LTD. (the "Company") to be held on _____ , 2016, at _____[am/pm] (Taipei time), and at any adjournments thereof, and to vote all Common Shares of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" ALL Items.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET AT HTTP://WWW._________.com

(Continued and to be marked, dated and signed, on the other side)